Exhibit 99.4

UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 20, 2014, Mattress Firm Holding Corp. (the “Company”) completed the acquisition of all of the outstanding equity interests in The Sleep Train, Inc. (“Sleep Train”) for approximately $425 million, subject to working capital and other customary post-closing purchase price adjustments, along with the assumption of certain additional liabilities totaling approximately $15 million (the “Acquisition”).  The closing was funded with existing cash reserves of approximately $9 million and $376 million of borrowings under the new senior secured credit facility with Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and UBS Securities LLC, as joint bookrunning managers and joint lead arrangers (the “2014 Senior Credit Facility”).  $49 million of the borrowings came from the asset- based revolving portion of the credit agreement and $327 million came from the Term Loan B.  In addition, the sellers received 745,107 shares of Mattress Firm common stock as partial consideration in the transaction at a value of $40 million.

The unaudited condensed consolidated balance sheet of the Company as of October 28, 2014, and which was filed on December 2, 2014, already gives effect to the Acquisition, and therefore no pro-forma balance sheet is included in this Form 8-K/A.  The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 28, 2014 combine the historical consolidated statements of operations of the Company and Sleep Train for the fiscal years ended January 28, 2014 and December 29, 2013, respectively, and give effect to the Acquisition as if it had been completed on January 30, 2013.  The unaudited pro forma condensed combined statements of operations for the thirty-nine weeks ended October 28, 2014 combine the historical consolidated statements of operations of the Company and Sleep Train for the thirty-nine week periods ended October 28, 2014 and September 28, 2014, respectively, and give effect to the Acquisition as if it had been completed on January 30, 2013. The historical financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.  The notes to the unaudited pro forma condensed combined financial statements describe the pro forma amounts and adjustments presented below.

Certain reclassifications have been made to the historical consolidated financial statements of Sleep Train in order to provide comparability in presentation as compared to the historical consolidated financial statements of the Company.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with the provisions of ASC 805, Business Combinations, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited condensed consolidated balance sheet of the Company as of October 28, 2014 reflects the preliminary acquisition-date fair values of the identifiable assets acquired and liabilities assumed, including an amount for goodwill, utilizing information currently available.  The final acquisition accounting amounts will be determined after completion of an analysis of the fair value of Sleep Train’s assets and liabilities, and the preliminary amounts will be adjusted upon completion of the final valuation. The final valuation is expected to be completed as soon as practicable, but not later than one year after the consummation of the Acquisition.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operation that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience going forward. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Acquisition. These financial statements also do not include any integration costs, dis-synergies or remaining future transaction costs that the Company may incur related to the Acquisition as part of combining the operations of the two companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended January 28, 2014 (filed with the SEC on March 26, 2014 and its Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2014 (filed with the SEC on June 9, 2014), July 29, 2014 (filed with the SEC on September 5, 2014) and October 28, 2014 (filed with the SEC on December 2, 2014), as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical for the Twelve Months Ended
	January 28,	December 29,
	2014	2013		Pro Forma
	Mattress Firm	The Sleep		Transaction		Pro Forma
	Holding Corp.	Train, Inc.		Adjustments		Combined

Net sales	$1,216,812	$471,193	$			$1,688,005
Cost of sales	751,487	292,925				1,044,412
Gross profit from retail operations	465,325	178,268		—		643,593
Franchise fees and royalty income	5,617	—				5,617
Total gross profit	470,942	178,268		—		649,210
Operating expenses:
Sales and marketing expenses	289,533	116,859				406,392
General and administrative expenses	82,964	40,932		(442)	(a)	123,454
Loss on store closings and impairment of store assets	1,499	115				1,614
Total operating expenses	373,996	157,906		(442)		531,460
Income from operations	96,946	20,362		442		117,750
Other expense:
Interest expense, net	10,864	1,942		18,774	(b)	31,580
Income before income taxes	86,082	18,420		(18,332)		86,170
Income tax expense	33,158	196		(162)	(c)	33,192
Net income	$52,924	$18,224		$(18,170)		$52,978

Basic net income per common share	$1.56					1.53
Diluted net income per common share	$1.55					1.52

Basic weighted average shares outstanding	33,870,461			745,107	(d)	34,615,568
Diluted weighted average shares outstanding	34,131,456			745,107	(d)	34,876,563

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical for the Nine Months Ended
	October 28,	September 28,
	2014	2014		Pro Forma
	Mattress Firm	The Sleep		Transaction		Pro Forma
	Holding Corp.	Train, Inc.		Adjustments		Combined

Net sales	$1,207,731	$383,608	$			$1,591,339
Cost of sales	740,522	244,970				985,492
Gross profit from retail operations	467,209	138,638		—		605,847
Franchise fees and royalty income	3,516	—				3,516
Total gross profit	470,725	138,638		—		609,363
Operating expenses:
Sales and marketing expenses	285,295	91,292				376,587
General and administrative expenses	110,358	27,191		(375)	(e)	137,174
Loss on store closings and impairment of store assets	1,039	290				1,329
Total operating expenses	396,692	118,773		(375)		515,090
Income from operations	74,033	19,865		375		94,273
Other expense:
Interest expense, net	10,352	1,326		14,217	(f)	25,895
Loss from debt extinguishment	2,288	—				2,288
Total other expenses	12,640	1,326		14,217		28,183
Income before income taxes	61,393	18,539		(13,842)		66,090
Income tax expense	23,762	291		1,527	(g)	25,580
Net income	$37,631	$18,248		$(15,369)		$40,510

Basic net income per common share	$1.10					1.16
Diluted net income per common share	$1.09					1.15

Basic weighted average shares outstanding	34,149,531			745,107	(h)	34,894,638
Diluted weighted average shares outstanding	34,562,374			745,107	(h)	35,307,481

NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRO-FORMA PRESENTATION

The unaudited pro-forma condensed combined statement of operations for the fiscal year ended January 28, 2014 combines the historical consolidated statement of operations of the Company and Sleep Train for their respective fiscal years ended January 28, 2014 and December 29, 2013.  The unaudited pro-forma condensed combined statement of operations for the thirty-nine weeks ended October 28, 2014 combines the historical consolidated statement of operations of the Company and Sleep Train for their respective thirty-nine weeks ended October 28, 2014 and September 28, 2014.  The unaudited pro-forma condensed combined statements of operations give effect to the Acquisition as if it had been completed on January 30, 2013.

The following table summarizes the acquisition-date fair value of the identifiable assets acquired and liabilities assumed including an amount for recognized goodwill (in thousands):

Purchase Price		$448,244

Less: Recognized fair value of identifiable assets acquired and liabilities assumed:

Cash	15,895
Accounts receivable	7,555
Inventories	42,276
Prepaid expenses and other current assets	10,147
Property, plant and equipment	19,905
Intangible assets	29,746
Non-current assets	936
Accounts payable	(30,952)
Accrued liabilities	(17,997)
Customer deposits	(8,095)
Other non-current liabilities	(9,199)
		60,217
Goodwill		$388,027

NOTE 2: PRO-FORMA ADJUSTMENTS (in thousands)

Adjustments to Statements of Operations

(a)	Represents amortization expense related to the Sleep Train intangibles:

Elimination of Sleep Train amort	$(1,170)
Amortization on purchased intangibles	728
Adjustment to G&A expenses	$(442)

(b)	Represents the following adjustments to interest expense:

Elimination of Sleep Train interest	$(1,983)
Interest on purchase consideration	20,757
Adjustment to interest expense	$18,774

NOTE 2: PRO-FORMA ADJUSTMENTS (CONTINUED) (in thousands)

(c)	Represents normalized federal and state effective tax rate of 38.5%.
(d)	Represents additional shares issued as purchase consideration.
(e)	Represents amortization expense related to the Sleep Train intangibles:

Elimination of Sleep Train amort	$(921)
Amortization on purchased intangibles	546
Adjustment to G&A expenses	$(375)

(f)	Represents the following adjustments to interest expense:

Elimination of Sleep Train interest	$(1,351)
Interest on purchase consideration	15,568
Adjustment to interest expense	$14,217

(g)	Represents normalized federal and state effective tax rate of 39.0%.
(h)	Represents additional shares issued as purchase consideration.